SECURITIES AND EXCHANGE COMMISSION

                           	Washington, D.C.  20549

                                	FORM 8-K

                            	CURRENT REPORT
                     	PURSUANT TO SECTION 13 OR 15(d) OF
                    	THE SECURITIES EXCHANGE ACT OF 1934




  	Date of Report (Date of earliest event reported): December 11, 1996




                               	IMMUCOR, INC.
                        	(Exact name of registrant
                      	as specified in its charter)




      		    Georgia	            0-14820	         22-2408354
      		(State or other	     (Commission      	(I.R.S. Employer
  		    jurisdiction of	     File Number)     Identification No.)
  		     incorporation)




		3130 Gateway Drive, P.O. Box 5625, Norcross, Georgia      30091
 		         (Address of principal executive offices)     (Zip Code)




Registrant's telephone number, including area code:  (770) 441-2051




                                    N/A
(Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

	On December 11, 1996 (the "Closing Date"), pursuant to a Share Purchase Agreement dated December 11, 1996 (the "Agreement"), Immucor, Inc. ("Immucor"), through a newly formed Canadian subsidiary ("Immucor/Canada"), acquired all of the issued and outstanding common stock of Dominion Biologicals Limited ("Dominion") from Nubio Technologies Corporation, Patrick Waddy and Blaine MacNeil (collectively the "Sellers") for CDN$11,107,000.00 (the "Purchase Price"). The Purchase Price was determined through arm's length negotiations. CDN$5,366,000.00 of the Purchase Price was paid in cash on the Closing Date. The remaining CDN$5,741,000.00 of the Purchase Price was paid in the form of subordinated promissory notes of Immucor/Canada bearing interest at 6% payable semiannually with principal due three (3) years after the Closing Date.
Immucor guaranteed the obligations of Immucor/Canada under the subordinated promissory notes. The subordinated promissory notes and the Immucor guaranties are subordinated to Immucor's and Immucor/Canada's current bank financing. The transaction was funded by a loan from Wachovia Bank of Georgia, N.A., a U.S. commercial bank, to Immucor/Canada.

	Located in Dartmouth, Nova Scotia, Canada, Dominion is engaged in the business of developing, manufacturing and distributing blood bank reagents and related products for grouping, typing, antibody screening and crossmatching blood and blood components for transfusion. Immucor will operate Dominion as a wholly-owned Canadian subsidiary. Dominion's annual sales volume is approximately US$3,500,000.00 with operating earnings of approximately US$1,000,000.00.

	The Agreement contained two (2) year noncompetition provisions for Messrs. Waddy and MacNeil. In exchange for a cash payment of CDN$375,000.00, Samuel Brushett, the sole shareholder of Nubio Technologies Corporation, is subject to the noncompetition provisions of the Agreement for a period of five (5) years after the Closing Date. On the Closing Date, Dominion entered into two
(2) year employment agreements with Messrs. Waddy and MacNeil.

	In connection with the acquisition, the Sellers were each granted two (2) sets of warrants to acquire Immucor stock exercisable one (1) year after the issuance date, with one set expiring in five years and the other set expiring in ten years.  The exercise price for the five-year warrants is US$12.00, and the aggregate number of shares covered by the five-year warrants is 478,417.
The exercise price for the ten-year warrants is US$11.98, and the aggregate number of shares covered by the ten-year warrants is 150,000.  Immucor has agreed to register the resale of the shares covered by both sets of warrants upon Seller's request after the exercise date or in connection with another registered public offering.

	Prior to the Closing Date, none of the Sellers had a material relationship with Immucor or its affiliates or any director or officer of Immucor or any associate of any Immucor director or officer.

	On December 13, 1996, Immucor/Canada was amalgamated with Dominion, with Dominion surviving as a wholly-owned direct subsidiary of Immucor.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)	Exhibits.

	2.1.	Share Purchase Agreement dated as of December 11, 1996 relating to the purchase of Dominion Biologicals Limited by Immucor, Inc.


	SIGNATURES


		Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

			IMMUCOR, INC.



			By: 	/s/ Edward L. Gallup
				Edward L. Gallup, Chairman of
				the Board of Directors, President
				and Chief Executive Officer


Dated: December 23, 1996





	EXHIBIT INDEX

	Page
	2.1.	Share Purchase Agreement dated as of December 11, 1996,
		relating to the purchase of Dominion Biologicals Limited by Immucor, Inc.